UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

New messages for outreach - QQQ

[fname],

This is [agent] with Alliance Advisors regarding your investment.

There are only a few days left to cast your vote. The Special Meeting polls close on December 19, 2025, and our records show we have not yet received your vote. Your timely response is important—please take a moment to submit your vote as soon as possible.

Once your vote is submitted, you will not receive further reminders.

[Individual Link Here]

If you wish to avoid additional outreach or need any assistance, please contact us at 1-877-202-0445.

[fname],

This is [agent] with Alliance Advisors regarding your investment.

Time is running out—only a few days remain to cast your vote. The Special Meeting polls close on December 19, 2025, and we have not yet received your vote. Your immediate action is needed. Please submit your vote right away.

Once your vote is recorded, no further reminders will be sent.

[Individual Link Here]

If you wish to prevent additional outreach or need assistance, please contact us at 1-877-202-0445.